Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY REPORTS 2012 FULL YEAR AND FOURTH QUARTER FINANCIAL RESULTS
Company reports record revenue and operating income

Seattle, WA - February 14, 2013 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the year and fourth quarter ended December 31, 2012. For 2012, Cray reported total revenue of $421.1 million, which compares with $236.0 million for 2011. Net income for 2012 was $161.2 million, or $4.27 per share, compared to $14.3 million, or $0.40 per share, for 2011. Income from operations for 2012 was $168.1 million compared to $1.2 million for 2011.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Non-GAAP net income, which adjusts for selected unusual and non-cash items (including the $139.1 million pre-tax gain from the Intel transaction), was $33.3 million, or $0.88 per share, for 2012, compared to non-GAAP net income of $4.7 million, or $0.13 per share, for 2011.

For the fourth quarter of 2012, revenue was $188.8 million compared to $91.6 million in the prior year period. The Company reported net income for the fourth quarter of $14.0 million, or $0.36 per share, compared to $31.0 million, or $0.85 per share, in the fourth quarter of 2011. Non-GAAP net income was $17.2 million, or $0.44 per share, for the fourth quarter of 2012, compared to non-GAAP net income of $17.1 million, or $0.47 per share for the same period last year.

Overall gross profit margin for 2012 was 36 percent compared to 40 percent in 2011. Product margin for 2012 was 35 percent, consistent with 2011 results; service margin for 2012 was 43 percent compared to 49 percent for 2011.

Operating expenses for 2012 were $122.2 million compared to $93.2 million in 2011. Compared to 2011, 2012 operating expenses were impacted by higher incentive based compensation, increased investments in our storage and big data initiatives, fewer R&D co-funding credits and additional expenses which resulted from our acquisition of Appro International.

As of December 31, 2012, cash and investments totaled $323 million.

“We had a great year across the board in 2012, highlighted by the completion of the largest supercomputer and storage system in our company's history,” said Peter Ungaro, president and CEO of Cray. “We grew substantially in 2012, posting record revenue and operating profit for the year, and have put ourselves on a path to continue to grow faster than our overall market. With our new cluster solutions and XC30 supercomputer, we've expanded our offerings in the supercomputing market, while our storage and Big

Data products continue to gain momentum with new customers. I'm excited about our prospects for 2013 and what we're building for the future.”

Outlook
While a wide range of results remains possible for 2013, we expect revenue to be approximately $500 million for the year. Revenue is expected to ramp quarterly during 2013 with roughly $70 million in the first quarter and about 45% of the annual revenue expected in the fourth quarter. For 2013, overall gross margins are anticipated to be in the mid-30% range. Total operating expenses for 2013 are expected to be in the range of $160 million, which includes approximately $8 million in stock-based compensation and amortization of purchased intangibles. Based on this outlook, we expect to be profitable for 2013.

The Company's 2013 effective income tax rate is currently projected to be about 40% but is dependent on a number of variables. Due to the Company's substantial net operating loss carryforwards, annual income tax provision is expected to be largely non-cash and our effective cash-tax rate is expected to be 7-10%.

Actual results for any future period are subject to large fluctuations given the nature of Cray's business.

Recent Highlights

•
In January, Cray announced a $23 million contract to provide two Cray XC30 supercomputers and Sonexion 1600 storage systems to Germany's National Meteorological Service - the Deutscher Wetterdienst (DWD), one of the world's premier numerical weather prediction centers.

•
In December, Cray announced it was awarded a $39 million contract from the North-German Supercomputing Alliance (HLRN) to deliver a distributed Cray XC30 supercomputing system, which will be operated at sites in Berlin and Hannover, Germany.

•
In the first quarter of 2013, the Pittsburgh Supercomputing Center (PSC) launched its uRiKA graph-analytics appliance from YarcData for efficiently discovering unknown relationships in extremely large and complex bodies of information. Funded through the Strategic Technologies for Cyberinfrastructure program of the National Science Foundation, “Sherlock” features innovative hardware and software, as well as PSC-specific enhancements, designed to extend the range of applicability to scales not otherwise feasible.

•	In November, Cray completed the acquisition of Appro International, Inc.

•
In November, Cray expanded its Sonexion storage product line with the launch of the Cray Sonexion 1600 system. This next generation of Cray's integrated storage appliance offers substantial improvements in performance, density, installation time and ease of use.

•
In November, Cray announced the completion of the final milestone of its Defense Advanced Research Projects Agency (DARPA) contract related to the development of its next generation “Cascade” supercomputer. Cray began shipping this system as the Cray XC30 supercomputer late in 2012.

Conference Call Information
Cray will host a conference call today, Thursday, Feb. 14, 2013 at 1:30 p.m. PST (4:30 p.m. EST) to discuss its full year and fourth quarter 2012 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205 and enter access code 97433832. International callers may dial (832) 900-4685 and enter the access code 97433832. To listen to the audio webcast, go to the Investors section of the Cray website at http://investors.cray.com.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A replay of the call will be available by dialing (855)

859-2056, and entering the access code 97433832. The conference call replay will be available for 72 hours, beginning at 4:30 p.m. PST (7:30 p.m. EST) on Thursday, February 14.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating Cray's financial and operational performance in the same way that the management evaluates the company's financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray's business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors.
Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures, required by generally accepted accounting principles, or GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray's SEC filings.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging 40 years of experience in developing and servicing the world's most advanced supercomputers, Cray offers a comprehensive portfolio of high performance computing (HPC) systems, storage, and Big Data solutions delivering unrivaled performance, efficiency and scalability. Cray's Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to surpass today's limitations and meeting the market's continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray's financial guidance and expected future operating results and its product delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that Cray is not able to successfully complete its planned product development efforts in a timely fashion or at all, the risk that Cray is not able to realize the expected benefits of the acquisition of Appro, the risk that Cray's Big Data and storage growth initiatives are not successful, the risk that Cray will not be able to secure orders for Cray systems to be delivered and accepted in 2013 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected or do not perform as expected once delivered, the risk that customer acceptances are not received when expected or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, and such other risks as identified in the company's quarterly report on Form 10-Q for the period ended September 30, 2012, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change the company's expectations.

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Cray is a registered trademark of Cray Inc. in the United States and other countries and Cray XC, Sonexion, uRiKA and YarcData are trademarks of Cray Inc. Other product and service names mentioned herein are the trademarks of their respective owners.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue:
Product	$170,961	$75,223	$353,767	$155,561
Service	17,868	16,331	67,291	80,485
Total revenue	188,829	91,554	421,058	236,046
Cost of revenue:
Cost of product revenue	123,692	46,894	231,237	101,000
Cost of service revenue	10,942	9,532	38,643	40,680
Total cost of revenue	134,634	56,426	269,880	141,680
Gross profit	54,195	35,128	151,178	94,366
Operating expenses:
Research and development, net	18,177	6,583	64,303	49,452
Sales and marketing	12,579	7,172	37,180	26,134
General and administrative	7,282	4,233	20,707	15,840
Restructuring	—	(80)	—	1,783
Total operating expenses	38,038	17,908	122,190	93,209
Net Gain on sale of interconnect hardware development program	—	—	139,068	—
Income from operations	16,157	17,220	168,056	1,157
Other income (expense), net	(101)	(652)	472	(989)
Interest income, net	60	(93)	204	(33)
Income before income taxes	16,116	16,475	168,732	135
Income tax (expense) benefit	(2,110)	14,529	(7,491)	14,194
Net income	$14,006	$31,004	$161,241	$14,329
Basic net income per common share	$0.38	$0.88	$4.42	$0.41
Diluted net income per common share	$0.36	$0.85	$4.27	$0.40
Basic weighted average shares outstanding	37,130	35,380	36,509	35,122
Diluted weighted average shares outstanding	38,917	36,432	37,789	36,072

CRAY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$253,065	$50,411
Restricted cash	—	3,776
Short-term investments	52,563	—
Accounts and other receivables, net	13,440	72,381
Inventory	89,796	97,881
Prepaid expenses and other current assets	11,823	12,932
Total current assets	420,687	237,381
Long-term investments	17,577	—
Property and equipment, net	25,543	16,462
Service inventory, net	1,490	1,611
Goodwill	14,182	—
Purchased intangible assets, net	7,981	—
Deferred tax asset	10,041	13,352
Other non-current assets	12,813	14,293
TOTAL ASSETS	$510,314	$283,099
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,732	$38,328
Accrued payroll and related expenses	25,927	11,270
Other accrued liabilities	8,616	5,414
Deferred revenue	68,060	44,636
Total current liabilities	137,335	99,648
Long-term deferred revenue	29,254	14,184
Other non-current liabilities	3,179	2,453
TOTAL LIABILITIES	169,768	116,285
Shareholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	577,938	564,148
Accumulated other comprehensive income	5,181	6,480
Accumulated deficit	(242,573)	(403,814)
TOTAL SHAREHOLDERS’ EQUITY	340,546	166,814
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$510,314	$283,099

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
GAAP to non-GAAP Net Income
(Unaudited; in millions except per share amounts)

		Three months ended December 31,		Twelve months ended December 31,
		2012	2011	2012	2011
GAAP Net Income		$14.0	$31.0	$161.2	$14.3

Non-GAAP adjustments impacting gross profit
Share-based compensation	(1)	0.1	0.1	0.3	0.5
Amortization of acquired intangibles	(3)	0.2	—	0.2	—
Total adjustments impacting gross profit		0.3	0.1	0.5	0.5

Non-GAAP adjustments impacting operating expenses
Share-based compensation	(1)	1.6	0.8	5.6	3.1
Restructuring charges	(2)	—	(0.1)	—	1.8
Amortization of acquired intangibles	(3)	0.1	—	0.1	—
Acquisition costs	(3)	0.9	—	0.9	—
Total adjustments impacting operating expenses		2.6	0.7	6.6	4.9

Gain on sale to Intel	(4)	—	—	(139.1)	—

Non-GAAP adjustments impacting tax provision
Income tax on reconciling items	(5)	(0.1)	—	4.4	(0.3)
Other items impacting tax provision	(6)	0.4	(14.7)	(0.3)	(14.7)
Total adjustments impacting tax provision		0.3	(14.7)	4.1	(15.0)

Non-GAAP Net Income		$17.2	$17.1	$33.3	$4.7

Non-GAAP Net Income per common share		$0.44	$0.47	$0.88	$0.13

Diluted weighted average shares		38.9	36.4	37.8	36.1

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Restructuring charges consisted primarily of severance expense
(3) Adjustments to exclude amortization of acquired intangible assets and other acquisition-related charges related to recent Appro acquisition
(4) Adjustment to exclude gain on divestiture of interconnect hardware development program in Q2 2012
(5) Tax impact associated with reconciling items at non-GAAP tax rate
(6) Adjustments to reflect cash tax impact considering benefits principally related to Company's net operating loss carryforwards and changes in Company's valuation allowance held against deferred tax assets